Exhibit 10.3
THIRD AMENDMENT
TO THE
RANGE RESOURCES CORPORATION
2005 EQUITY-BASED COMPENSATION PLAN
     This Third Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan (the “Plan”) is effective as provided herein and is made by Range Resources Corporation, a Delaware corporation (the “Company”):
     WHEREAS, the Company has established the Plan in order to attract able persons to serve as directors or to enter the employ of the Company and its affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership thereby strengthening their concern for the welfare of the Company and its affiliates and, further, to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates;
     WHEREAS, an increase in the aggregate number of shares of Stock that may be used in connection with the Plan must be approved by the stockholders of the Company, pursuant to Section 10(c) of the Plan and section 422(b) of the Internal Revenue Code of 1986, as amended;
     WHEREAS, this Third Amendment is subject to stockholder approval.
     NOW, THEREFORE, the Plan is amended as provided herein, effective as of May 24, 2006, provided that the terms of this Third Amendment are approved by the Company’s stockholders, and, except as provided below, the Plan shall continue to read in its current state:
Section 4(a) of the 2005 Equity-Based Compensation Plan will be amended to read in its entirety as follows:
     4. Stock Subject to Plan.
          (a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for delivery in connection with Awards under this Plan shall not exceed the sum of (i) 2,075,000 shares (the “162(m) Covered Shares”), plus (ii) 13,875,000 shares of Stock, less (iii) the number of shares of Stock issued under the Range Resources Corporation 1999 Stock Option Plan (the “1999 Plan”) prior to the Effective Date and less the number of shares of Stock issuable pursuant to awards outstanding under the 1999 Plan as of the Effective Date, plus (iv) the number of shares that become available for delivery under the 1999 Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.
     IN WITNESS WHEREOF, a duly authorized officer of the Company has executed this Third Amendment as set forth below.

RANGE RESOURCES CORPORATION

By:	/s/ Rodney L. Waller
Name:	Rodney L. Waller
Title:	Senior Vice President
Date:	May 24, 2006